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                                                                  EXHIBIT 10.9

                           SOUTHERN COMMUNITY BANCORP

                           RESTRICTED STOCK AGREEMENT

         THIS AGREEMENT, made effective as of January 1, 1999 (the "Date of Grant"), is delivered by Southern Community Bancorp, a Florida corporation (the "Company"), to Charlie W. Brinkley, Jr. (the "Executive"), who is the chief executive officer of the Company.

         WHEREAS, the Board of Directors of the Company (the "Board") adopted a Restricted Stock Plan (the "Plan") on February 17, 2000, as a part of the Executive's overall compensation; and

         WHEREAS, the Plan provides for the grant of shares of restricted stock by the Company to the Executive in an amount not to exceed, in the aggregate, fifty thousand (50,000) shares of the Common Stock of the Company, par value $1.00 per share (the "Stock"), in accordance with the terms and provisions of this restricted stock agreement (the "Agreement"); and

         WHEREAS, the Board has determined that it is in the best interests of the Company to grant the restricted stock as provided herein;

         NOW, THEREFORE, the Company and the Executive agree as follows:

         1.    GRANT OF RESTRICTED STOCK.

         Subject to the terms and conditions hereinafter set forth, and in consideration for the Executive's performance of services to the Company, the Company, with the approval and at the direction of the Board, hereby grants to the Executive up to an aggregate of fifty thousand (50,000) shares of the Stock (the "Grant") pursuant to the Restricted Stock Grant and Vesting Schedule attached hereto as Exhibit "A" (the "Vesting Schedule"). The Executive shall be vested in and shall become the owner of record of the number of shares set forth in the Vesting Schedule as of the date set forth in the Vesting Schedule. Such vested shares are hereinafter referred to as the "Restricted Shares."

         2.       TERMS AND CONDITIONS OF THE RESTRICTED SHARES.

                  (a) During the term of his employment by the Company or its subsidiary Southern Community Bank (the "Subsidiary"), Executive shall be the owner and holder of record of such number of the Restricted Shares as shall have become vested in accordance with the Vesting Schedule and shall be entitled to receive all dividends and other distributions payable with respect to such Restricted Shares, but he shall not transfer any of the Restricted Shares, and such shares shall not be transferrable on the books and records of the Company. The certificate or certificates evidencing such shares shall bear a legend referring to the restrictions contained in this Agreement.

                  (b) Notwithstanding the foregoing and notwithstanding the Vesting Schedule, in


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the event that a majority of the outstanding shares of the Company's Stock are acquired in a merger or other transaction requiring prior approval under the Bank Holding Company Act of 1956, as amended (the "BHCA"), the maximum aggregate number of shares of the Stock that may be granted to Executive hereunder shall be granted immediately and shall be fully vested, and Executive shall have the right to transfer such shares to the resulting Company or other acquirer, and he shall be entitled to receive the same consideration for the Stock so transferred as is paid to other shareholders of the Company for their shares of the Stock.

                  (c) If Executive's employment by the Company is terminated prior to January 1, 2011 other than "for cause" as defined below, all of the shares of the Stock granted to Executive prior to the date of such termination pursuant the Vesting Schedule shall be immediately and fully vested and shall be transferrable by Executive without restriction.

                  (d) If Executive's employment is terminated by the Board of Directors of the Company for cause, Executive shall forfeit all rights to the Stock except for the Restricted Shares which are vested pursuant to the Vesting Schedule as of the date of such termination.

                  (e) For purposes of this Section, a termination of employment or dismissal "for cause" means termination of employment resulting from Executive's willful violation of law or any rule, regulation or order issued by, or any agreement with, any regulatory agency having jurisdiction over the Company or the Subsidiary; any conduct or practice on the part of Executive which is determined by any regulatory agency having jurisdiction over the Company or the Subsidiary to constitute an unsafe or unsound practice; any willful neglect or refusal to carry out the lawful policies of the Company or the Subsidiary; or directives of the Board of Directors with respect to the operations and management of the Company or the Subsidiary; any unexcused absence from the Subsidiary for a period in excess of twenty (20) consecutive business days; or any impairment of Executive's physical ability to perform his usual duties and functions resulting from his abuse of or addiction to alcohol or any controlled substance.

         3.       ISSUANCE OF CERTIFICATES.

                  On the date specified in the Vesting Schedule, or as soon thereafter as is practicable, the Company shall cause to be delivered to the Executive a certificate or certificates for the Restricted Shares in consideration for his services to the Company in the preceding calendar year. The obligation of the Company to deliver the certificates shall, however, be subject to the condition that if at any time the Company shall determine in its discretion that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of the Restricted Shares, the certificates shall not be issued unless such consent or approval shall have been obtained free of any conditions not acceptable to the Board.


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         4.       ADJUSTMENT OF AND CHANGES IN STOCK OF THE COMPANY.

                  (a) Subject to the provisions of Sections 2 and 6, any shares of the Restricted Stock which have been issued to or which have vested in the Executive pursuant to this Agreement, shall be identical to all other shares of the Stock, and the Executive shall be entitled to the same rights and privileges and shall be subject to the same restrictions and conditions as are other shareholders with respect to their shares of the Stock. In the case of any rights offering to purchase shares of the Stock, Executive shall have the same rights and shall be subject to the same restrictions and conditions with respect to the Restricted Shares as are other persons with respect to their shares of the Stock; provided, however, that any such shares purchased by Executive shall not become Restricted Shares and shall not be subject to the provisions of this Agreement.

                  (b) In the event of any reorganization, recapitalization, reclassification, or any other change in the corporate structure or shares of capital stock of the Company, including any stock split, reverse stock split, stock dividend, subdivision or combination of shares, or rights offering with respect to the capital stock of the Company, the number of shares of the Stock covered by the Plan which have not vested in accordance with the Vesting Schedule shall be proportionately adjusted to reflect the change and to prevent any substantial dilution or enlargement of the benefits provided by the Plan. In the event of any dispute between the Company and Executive as to the precise amount of such adjustment, the determination of the certified public accountants who customarily audit the books and records of the Company shall be determinative.

         5.       RIGHTS OF EXECUTIVE.

         The Executive and any personal representative or legal guardian shall be, and shall have all of the rights and privileges of, a stockholder of the Company with respect to any shares of the Restricted Stock which have vested in accordance with the Vesting Schedule.

         6.       NON-TRANSFERABILITY OF RESTRICTED SHARES.

         Except as provided in Section 2(b) of this Agreement, during the Executive's employment by the Company or the Subsidiary the Restricted Shares shall be held only by the Executive or any guardian or legal representative of the Executive, and the Restricted Shares shall not be transferable except, in case of the death of the Executive, by will or the laws of descent and distribution; neither shall the Restricted Shares be subject to attachment, execution or other similar process. Notwithstanding the foregoing, the Executive may, with the prior written consent of the Company, transfer the Restricted Shares to the trustee of any revocable trust established for the benefit of members of his immediate family. Any such transfer shall be subject to the right of the Company or its assignee to repurchase the Restricted Shares pursuant to the provisions of Section 2 of this Agreement. In the event of: (a) any attempt by the Executive to alienate, assign, pledge, hypothecate or otherwise dispose of the Restricted Shares, except as provided herein; or (b) the levy of any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Grant by notice to the Executive, and the Grant shall thereupon become null and void with respect to any non-vested shares.


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         7.       AMENDMENT OF GRANT.

         The Grant may be amended by the Board at any time: (a) if the Board determines, in its sole discretion, that such amendment is necessary or advisable in the light of any addition to or change in the Bank Holding Company Act of 1956, as amended, or in the rules or regulations issued thereunder, or in any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Grant; or (b) other than in the circumstances described in clause (a), with the consent of the Executive.

         8.       TAX EFFECT ON EXECUTIVE.

         The Executive acknowledges that the federal income tax treatment of his receipt of the Restricted Shares hereunder and the subsequent sale of any Restricted Shares are subject to change and can be affected by the Executive's holding period of the Restricted Shares. The Company makes no representations or warranties as to such income tax ramifications to Executive, and has advised Executive to seek independent tax counsel prior to receipt of any Restricted Shares or sale of any Restricted Shares received under this Agreement.

         9.       NOTICE.

         Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices at 250 North Orange Avenue, Orlando, Florida 32801, and any notice to the Executive shall be addressed to the Executive at the address shown below. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

         10.      GOVERNING LAW.

         The validity, construction, interpretation and effect of this Agreement shall be governed by and determined in accordance with the law of the State of Florida, except to the extent preempted by federal law, which shall govern to the extent of such preemption.

         11.      SOLE AGREEMENT; AMENDMENT.

         This Agreement is the sole agreement between the Company and Executive concerning the issuance of the Restricted Shares and supersedes any prior agreement between them relating to shares of the Stock. This Agreement shall be subject to any amendment or modification necessary to ensure compliance by the Company with federal and state banking and securities laws as provided in
Section 7. In all other respects, this Agreement may be amended only by a subsequent written agreement signed by an authorized officer of the Company and by Executive.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Executive has signed accepting the terms of this Agreement, effective as of the Date of Grant.


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                                            SOUTHERN COMMUNITY BANCORP

                                            By:    /s/ JOHN G. SQUIRES
                                               -------------------------------
                                                   John G. Squires, President

                                            ACCEPTED AND AGREED TO:

                                                  /s/ CHARLIE W. BRINKLEY, JR.
                                               -------------------------------
                                            Charlie W. Brinkley, Jr., Executive
                                            537 Spring Club Drive
                                            Altamonte Springs, Florida 32714


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                                   EXHIBIT "A"

                                VESTING SCHEDULE

         If, and subject to the condition that, Executive is employed by the Company as of the dates indicated below, the rights granted in the foregoing Agreement shall vest in Executive, and as of such dates he shall have the rights of a shareholder of the Company with respect to such number of the Restricted Shares as is provided below:

                       SHARES OF STOCK       CUMULATIVE NUMBER OF RESTRICTED
 DATE OF GRANT            GRANTED(1)               SHARES VESTED(2)
 -------------         ---------------       -------------------------------
January 1, 1999            5,000                            0
January 1, 2000            5,000                          250
January 1, 2001            5,000                        1,000
January 1, 2002            5,000                        4,917
January 1, 2003            5,000                       11,250
January 1, 2004            5,000                       18,750
January 1, 2005            5,000                       25,000
January 1, 2006            5,000                       30,000
January 1, 2007            5,000                       35,000
January 1, 2008            5,000                       40,000
January 1, 2009                                        45,000
January 1, 2010                                        48,333
January 1, 2011                                        50,000



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(1)  Shares of the Stock shall be granted after January 1, 2003, in the sole discretion of the Board based upon the performance of the Company.

(2) Shares of the Stock granted on January 1, 1999 and January 1, 2000, shall vest over a five year period, from the Date of Grant, with 5% of the total number of such shares being vested on the first anniversary of the Date of Grant, an additional 10% of such shares being vested on the second anniversary, an additional 35% of such shares being vested on the third anniversary, and an additional 25% of such shares being vested on the fourth and fifth anniversaries, respectively, of the Date of Grant.

         Shares of the Stock granted on or after January 1, 2001 shall vest ratably over a three year period from the Date of Grant, with 33% of such shares being vested on the first anniversary of such date, an additional 33% of such shares being vested on the second anniversary, and the remainder of such shares being vested on the third anniversary of the Date of Grant.


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